EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Jim Bauer
Investor Relations
(678) 473-2647
jim.bauer@arrisi.com
ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED
FOURTH QUARTER AND FULL YEAR 2010 RESULTS
Suwanee, Ga. (February 9, 2011) ARRIS Group, Inc. (NASDAQ:ARRS), today announced preliminary and unaudited financial results for the fourth quarter and full year 2010.
Revenues in the fourth quarter 2010 were $266.2 million as compared to fourth quarter 2009 revenues of $300.0 million, and as compared to third quarter 2010 revenues of $274.3 million. Full year 2010 and 2009 revenues were $1,087.5 million and $1,107.8 million, respectively.
Adjusted net income (a non-GAAP measure) in the fourth quarter 2010 was $0.19 per diluted share, compared to $0.32 per diluted share for the fourth quarter 2009 and $0.19 per diluted share for the third quarter of 2010. In the fourth quarter 2010, the Company recognized approximately $0.03 per diluted share of full year benefit associated with Congress passing the R&D tax credit legislation in late December. Adjusted net income was $0.85 per diluted share for the full year 2010 and compares to $1.01 per diluted share for the full year 2009.
GAAP net income in the fourth quarter 2010 was $0.09 per diluted share, as compared to fourth quarter 2009 GAAP net income of $0.26 per diluted share and third quarter 2010 GAAP net income of $0.11 per diluted share. Full year 2010 GAAP net income was $0.50 per diluted share as compared to $0.71 per diluted share in 2009. Significant GAAP items that have been excluded in computing adjusted net income and adjusted net income per diluted share include amortization of intangible assets, equity compensation, non-cash interest expense, restructuring charges, and certain discrete tax items. A reconciliation of adjusted net income to GAAP net income per diluted share is attached to this release and also can be found on the Company’s website (www.arrisi.com).
Gross margin for the fourth quarter 2010 was 36.2%, which compares to the fourth quarter 2009 gross margin of 44.8% and the third quarter 2010 gross margin of 37.2%. Year over year margin decline was the result of a shift in product mix.

The Company ended the fourth quarter 2010 with $620.1 million of cash, cash equivalents and short-term investments, as compared to $625.6 million at the end of the fourth quarter 2009 and $640.4 million at the end of the third quarter 2010. However, during the fourth quarter the Company used $30 million to repurchase 2.9 million shares of its common stock and $5 million to repurchase convertible notes. During 2010, the Company used a total of $92.6 million to repurchase 6.8 million shares of its common stock and $24 million in face value of convertible notes. The Company generated $22.6 million of cash from operating activities during the fourth quarter 2010 and $118.5 million during the full year 2010, which compares to $69.8 million and $241.0 million during the same periods in 2009.
Order backlog at the end of the fourth quarter 2010 was $140.4 million as compared to $144.4 million and $119.6 million at the end of the fourth quarter 2009 and the third quarter 2010, respectively. The Company’s book-to-bill ratio in the fourth quarter 2010 was 1.08 as compared to the fourth quarter 2009 of 0.92 and the third quarter 2010 of 0.80.
“Fourth quarter financial results closed in line with our expectations and we continued to strengthen our balance sheet during the quarter,” said Bob Stanzione, ARRIS Chairman & CEO. “ARRIS continues to invest aggressively in new IP based video products as the industry moves towards a convergence of conventional TV and IP based TV. In the meantime, internet traffic continues to grow, which will create ongoing demand for both our existing and new products as well.”
During the quarter the Company announced its highly-anticipated downstream module upgrade, significantly increasing the downstream density of the DOCSIS(R) 3.0 C4 CMTS. DOCSIS 3.0 was introduced initially in 2008 on the C4 CMTS with a 16 downstream channel single slot Cable Access Module (CAM). With this second generation DOCSIS 3.0 capability, the capacity of the 16D CAMs can be increased to 32 Annex B or 24 Annex A downstream channels.
“We are off to a good start in 2011. With respect to the first quarter 2011, we now project that revenues for the Company will be in the range of $260 to $280 million, with adjusted net income per diluted share in the range of $0.14 to $0.18 and GAAP net income per diluted share in the range of $0.05 to $0.09,” said David Potts, ARRIS EVP & CFO.
ARRIS management will conduct a conference call at 5:00 pm EDT, today, Wednesday, February 9, 2011, to discuss these results in detail. You may participate in this conference call by dialing 888-713-4216 or 617-213-4868 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference pass code 34755339 and Jim Bauer as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the 5:00 pm EDT conference call. A replay of the conference call can be accessed approximately two hours after the call through Monday, February 14, 2011 by dialing 888-286-8010 or 617-801-6888 for international calls and using the pass code 35140408. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.
About ARRIS
ARRIS is a global communications technology company specializing in the design, engineering and supply of technology supporting triple- and quad-play broadband services for residential and business customers around the world. The company supplies broadband operators with the tools and platforms they need to deliver converged IP video solutions, carrier-grade telephony, demand driven video, next-generation advertising, network and workforce management solutions, access and transport architectures and ultra high-speed data services. Headquartered in Suwanee, Georgia, USA, ARRIS has R&D centers in Suwanee, GA; Beaverton, OR; Chicago, IL; Kirkland, WA; State College, PA; Wallingford, CT; Waltham, MA; Cork, Ireland; and Shenzhen, China, and operates support and sales offices throughout the world. Information about ARRIS products and services can be found at www.arrisi.com.
Forward-looking statements:
Statements made in this press release, including those related to:
•	growth expectations and business prospects;

•	revenues and net income for the first quarter 2011, full year 2011, and beyond;

•	expected sales levels and acceptance of new ARRIS products; and

•	the general market outlook and industry trends
are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,
•	projected results for the first quarter as well as the general outlook for 2011 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•	ARRIS’ customers operate in a capital intensive consumer based industry, and the current volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers; and

•	because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.
In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ materially from current expectations include: the uncertain current economic climate and its impact on our customers’ plans and access to capital; the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended September 30, 2010. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.
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ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009

ASSETS

Current assets:
Cash and cash equivalents	$353,121	$351,894	$370,932	$500,044	$500,565
Short-term investments, at fair value	266,981	288,463	292,421	161,012	125,031

Total cash, cash equivalents and short term investments	620,102	640,357	663,353	661,056	625,596

Restricted cash	4,937	4,480	4,478	4,476	4,475
Accounts receivable, net	125,933	133,915	139,673	139,207	143,708
Other receivables	6,528	2,654	6,368	3,057	6,113
Inventories, net	101,763	89,203	78,830	79,907	95,851
Prepaids	9,237	8,934	10,196	10,546	11,675
Current deferred income tax assets	19,819	28,585	30,469	37,324	35,994
Income taxes recoverable	21,907	17,094	5,943	—	3,106
Other current assets	11,147	11,253	15,386	14,328	15,790

Total current assets	921,373	936,475	954,696	949,901	942,308

Property, plant and equipment, net	56,306	56,816	56,128	56,223	57,195
Goodwill	234,963	235,109	235,122	235,256	235,388
Intangible assets, net	168,616	177,560	186,529	195,551	204,572
Investments	31,015	29,591	29,485	25,435	20,618
Noncurrent deferred income tax assets	6,294	6,560	6,127	6,298	6,759
Other assets	5,520	6,129	6,755	8,050	8,776

	$1,424,087	$1,448,240	$1,474,842	$1,476,714	$1,475,616

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$50,736	$52,011	$72,652	$44,523	$53,979
Accrued compensation, benefits and related taxes	28,778	25,913	20,696	23,639	36,936
Accrued warranty	2,945	3,504	3,539	3,632	4,265
Deferred revenue	31,625	36,029	44,913	53,024	47,044
Current portion of long-term debt	—	12	50	87	124
Current deferred income tax liability	—	—	—	—	—
Other accrued liabilities	18,847	25,891	24,476	42,978	46,203

Total current liabilities	132,931	143,360	166,326	167,883	188,551
Long-term debt, net of current portion	202,615	204,053	212,914	214,131	211,248
Accrued pension	17,213	17,383	17,058	16,733	16,408
Noncurrent income taxes payable	17,702	16,509	16,523	16,248	14,815
Noncurrent deferred income tax liabilities	29,151	32,193	28,705	33,577	37,204
Other noncurrent liabilities	15,406	14,926	15,704	16,871	16,021

Total liabilities	415,018	428,424	457,230	465,443	484,247

Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,409	1,406	1,405	1,402	1,388
Capital in excess of par value	1,206,157	1,199,184	1,194,829	1,187,854	1,183,872
Treasury stock at cost	(145,286)	(115,248)	(99,645)	(79,019)	(75,960)
Unrealized gain (loss) on marketable securities	392	(374)	217	2	28
Unfunded pension liability	(5,813)	(6,041)	(6,041)	(6,041)	(6,041)
Accumulated deficit	(47,606)	(58,927)	(72,969)	(92,743)	(111,734)
Cumulative translation adjustments	(184)	(184)	(184)	(184)	(184)

Total stockholders’ equity	1,009,069	1,019,816	1,017,612	1,011,271	991,369

	$1,424,087	$1,448,240	$1,474,842	$1,476,714	$1,475,616

ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales	$266,168	$299,995	$1,087,506	$1,107,806
Cost of sales	169,855	165,495	663,417	645,043

Gross margin	96,313	134,500	424,089	462,763

Operating expenses:
Selling, general, and administrative expenses	34,205	37,622	137,694	148,403
Research and development expenses	35,427	35,102	140,468	124,550
Restructuring charges	(8)	2,917	65	3,702
Amortization of intangible assets	8,944	9,554	35,957	37,361

	78,568	85,195	314,184	314,016

Operating income	17,745	49,305	109,905	148,747
Other expense (income):
Interest expense	4,237	4,549	17,965	17,670
Gain on investments	(13)	(258)	(414)	(711)
Loss (gain) on foreign currency	(327)	(198)	(44)	3,445
Interest income	(528)	(237)	(1,997)	(1,409)
Loss (gain) on debt retirement	5	—	(373)	(4,152)
Other (income) expense, net	31	174	138	(714)

Income from continuing operations before income taxes	14,340	45,275	94,630	134,618
Income tax expense	3,019	11,996	30,502	43,849

Net income	$11,321	$33,279	$64,128	$90,769

Net income per common share
Basic	$0.09	$0.26	$0.51	$0.73

Diluted	$0.09	$0.26	$0.50	$0.71

Weighted average common shares:
Basic	122,866	125,698	125,157	124,716

Diluted	125,758	129,524	128,271	128,085

ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating Activities:
Net income	$11,321	$33,279	$64,128	$90,769
Depreciation	5,972	5,492	22,865	20,862
Amortization of intangible assets	8,944	9,554	35,957	37,361
Stock compensation expense	5,769	4,207	21,827	15,921
Deferred income tax provision (benefit)	5,483	(626)	8,081	13,052
Amortization of deferred finance fees	164	180	691	728
Provision for doubtful accounts	(366)	(1,281)	(283)	(1,280)
Gain on investments	(13)	(258)	(414)	(711)
Loss on disposal of fixed assets	37	474	406	428
Non-cash interest expense	2,777	2,828	11,325	11,136
Loss (gain) on debt retirement	5	—	(373)	(4,152)
Excess income tax benefits from stock-based compensation plans	(69)	(980)	(2,752)	(3,007)
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	8,348	(19,097)	18,058	21,704
Other receivables	(2,819)	(2,922)	(59)	(2,383)
Inventory	(12,560)	8,457	(5,912)	38,906
Income taxes payable/recoverable	(3,614)	7,834	(17,787)	4,966
Accounts payable and accrued liabilities	(6,082)	37,031	(48,308)	4,707
Other, net	(729)	(14,399)	11,059	(8,030)

Net cash provided by operating activities	22,568	69,773	118,509	240,977

Investing Activities:
Purchases of property, plant, and equipment	(5,518)	(4,336)	(22,645)	(18,663)
Cash paid for acquisition, net of cash acquired	(4,000)	(14,604)	(4,000)	(22,734)
Cash proceeds from sale of property, plant & equipment	2	2	245	210
Purchases of investments	(182,829)	(64,859)	(514,376)	(216,704)
Disposals of investments	204,163	50,072	364,077	104,488

Net cash provided by (used in) investing activities	11,818	(33,725)	(176,699)	(153,403)

Financing Activities:
Payment of debt obligations	(12)	(37)	(124)	(158)
Early redemption of long-term debt	(4,956)	—	(23,287)	(10,556)
Repurchase of common stock	(30,038)	—	(69,326)	—
Excess income tax benefits from stock-based compensation plans	69	980	2,752	3,007
Repurchase of shares to satisfy employee tax withholdings	(25)	—	(6,447)	(2,180)
Proceeds from issuance of common stock	1,803	1,779	7,178	12,984

Net cash provided by (used in) financing activities	(33,159)	2,722	(89,254)	3,097
Net increase (decrease) in cash and cash equivalents	1,227	38,770	(147,444)	90,671
Cash and cash equivalents at beginning of period	351,894	461,795	500,565	409,894

Cash and cash equivalents at end of period	$353,121	$500,565	$353,121	$500,565

ARRIS GROUP, INC.
PRELIMINARY SUPPLEMENTAL NET INCOME RECONCILIATION
(in thousands, except per share data)
(unaudited)

	Q4 2010		Q4 2009		Year 2010		Year 2009
		Per Diluted		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share	Amount	Share
Net income	$11,321	$0.09	$33,279	$0.26	$64,128	$0.50	$90,769	$0.71

Highlighted items:
Impacting gross margin:
Stock compensation expense	492	—	383	0.00	1,897	0.01	1,446	0.01

Impacting operating expenses:
Acquisition costs, restructuring and other	(8)	—	2,917	0.02	65	—	3,977	0.03
Amortization of intangible assets	8,944	0.07	9,554	0.07	35,957	0.28	37,361	0.29
Stock compensation expense	5,277	0.05	3,824	0.03	19,930	0.15	14,475	0.11

Impacting other (income) / expense:
Non-cash interest expense	2,777	0.02	2,827	0.02	11,325	0.09	11,135	0.09
Loss (gain) on retirement of debt	5	—	—	—	(373)	—	(4,152)	(0.03)

Impacting income tax expense:

Adjustments of income tax valuation allowances, research & development credits and other	1,058	0.01	(4,422)	(0.03)	889	0.01	(3,133)	(0.02)
Tax related to highlighted items above	(6,503)	(0.05)	(7,375)	(0.06)	(24,311)	(0.19)	(22,561)	(0.18)

Total highlighted items	12,042	0.10	7,708	0.06	45,379	0.35	38,548	0.30

Net income excluding highlighted items	$23,363	$0.19	$40,987	$0.32	$109,507	$0.85	$129,317	$1.01

Weighted average common shares — diluted		125,758		129,524		128,271		128,085

With respect to stock compensation expense, ARRIS records non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, this non-cash compensation expense may vary significantly. With respect to amortization of intangibles, the intangibles being amortized relate to our acquisitions. The acquisition costs, restructuring, and other reflect items that, although they or similar items might recur, are of a nature and magnitude that identifying them separately provides investors with a greater ability to project ARRIS’ future performance. With respect to the convertible debt non-cash interest, ARRIS records non-cash interest expense related to the 2013 convertible debt as a result of the adoption of FSP ABP 14-1 on January 1, 2009. Disclosing the non-cash piece provides investors with the information regarding interest that will not be paid out in cash. In the first and second quarters of 2010 and in the first and third quarter of 2009, income tax expense adjustments were recorded for state valuation allowances and research and development tax credits. During the first quarter of 2009, and the second, third & fourth quarters of 2010, ARRIS repurchased a portion of their convertible debt and recognized a gain of approximately $4.2 million, $0.1 million and $0.3 million and loss of $5 thousand, respectively.
In assessing operating performance and preparing budgets and forecasts, ARRIS’ management considers performance after making these adjustments and believes that providing investors with the same information provides greater transparency and insight into management’s analysis.

ARRIS GROUP, INC.
PRELIMINARY SUPPLEMENTAL OPERATING INCOME RECONCILIATIONS
(in thousands)
(Unaudited)

	Q4 2010	Q4 2009	Year 2010	Year 2009

Operating income as reported	$17,745	$49,305	$109,905	$148,747
Operating income as a % of sales	7%	16%	10%	13%
Highligted Items:
Stock compensation expense	5,769	4,207	21,827	15,921
Acquisition costs, restructuring and other	(8)	2,917	65	3,977
Amortization of intangible assets	8,944	9,554	35,957	37,361

Operating income excluding highlighted items	32,450	65,983	167,754	206,006
Operating income excluding highlighted items as a % of sales	12%	22%	15%	19%
See the GAAP to Non-GAAP EPS reconciliation for a discussion regarding these adjustments and management’s reasoning for providing this Non-GAAP financial measure.

ARRIS GROUP, INC.
Net Income Reconciliation (unaudited)
Q1 2011 EPS Guidance

Estimated GAAP EPS — diluted	$0.05 - $0.09
Reconciling Items:
Amortization of intangibles, after tax	0.05
Stock compensation expense, after tax	0.03
Non-cash interest expense, after tax	0.01

Subtotal	0.09

Estimated adjusted (non-GAAP) EPS — diluted	$0.14 - $0.18

See the Supplemental Net Income Reconciliation for a discussion regarding these adjustments and management’s reasoning for providing this adjusted financial measure